Exhibit (b)

Loomis Sayles Funds II

Section 906 Certification

In connection with the report on Form N-CSR for the period ended September 30, 2025 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	By:
Chief Executive Officer and
President	Treasurer and Principal Financial and
Accounting Officer
Loomis Sayles Funds II	Loomis Sayles Funds II
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

/s/ David L. Giunta	/s/ Matthew J. Block
David L. Giunta	Matthew J. Block

Date: November 21, 2025	Date: November 21, 2025

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Loomis Sayles Funds II, and will be retained by the Loomis Sayles Funds II and furnished to the Securities and Exchange Commission or its staff upon request.